SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [x ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement  [  ] Confidential, for Use of
                                        the Commission Only (as
                                        permitted by Rule
                                        14a-6(e)(2))

[ x ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material pursuant to Rule 14a-11(c) or Rule
          14a-12

                   RICHARDSON ELECTRONICS, LTD.

          (Name of Registrant as Specified In Its Charter).

     (Name of Person(s) Filing Proxy Statement, if other than
      Registrant)

Payment of Filing Fee (Check the appropriate box):
[ x ]     No fee required.
[   ]     Fee computed on table below per Exchange Act Rules
          14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction
          applies:
     2)   Aggregate number of securities to which transaction
          applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
          0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:
[   ]     Fee paid previously with Preliminary materials.
[   ]     Check box if any part of the fee is offset as provided
          by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.
     3)   Filing Party:
     4)   Date Filed:

RICHARDSON ELECTRONICS, LTD.
40W267 Keslinger Road
LaFox, Illinois 60147
_____________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 12, 1999

To the Stockholders of Richardson Electronics, Ltd. The Annual Meeting of Stockholders of Richardson Electronics, Ltd., a Delaware corporation, will be held on Tuesday, October 12, 1999 at 3:15 P.M., Chicago time, at the offices of the Corporation, 40W267 Keslinger Road, LaFox, Illinois, for the following purposes:

1.   To elect ten directors;

2.   To approve the adoption of the Richardson Electronics, Ltd.
Employees' 1999 Stock Purchase Plan, the granting of Options thereunder and the issuance of shares upon the exercise of such Options.

3. To transact such other business as may properly come before the meeting and any adjournments thereof.

All stockholders are cordially invited to attend the meeting, although only stockholders of record at the close of business as of August 20, 1999 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. If you would like directions to the location of the Annual Meeting, please contact the Company at (630) 208-2371.

                              By order of the Board of Directors



                              EDWARD J. RICHARDSON
                              Chairman of the Board
                              and Chief Executive Officer
LaFox, Illinois
September 3, 1999

                   RICHARDSON ELECTRONICS, LTD.
                         PROXY STATEMENT

             INFORMATION CONCERNING THE SOLICITATION

The enclosed proxy is solicited by Richardson Electronics, Ltd. (the "Company") whose principal executive offices are located at 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393, for use at the Annual Meeting of Stockholders of the Company, to be held Tuesday, October 12, 1999 at 3:15 P.M., Chicago Time, at the offices of the Company, 40W267 Keslinger Road, LaFox, Illinois, or at any adjournments thereof. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's directors, officers and regular employees by personal interview or telephone, telegram or similar means, and the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. The expense of all such solicitation, including printing and mailing, will be paid by the Company. Any proxy may be revoked at any time before its exercise, by written notice to the Secretary of the Company, by executing a subsequent proxy or by attending the meeting and electing to vote in person. This Proxy Statement and accompanying proxy were first sent or given to stockholders on or about September 3, 1999.

Only stockholders of the Company of record at the close of business on August 20, 1999 are entitled to vote at the meeting or any adjournment thereof. As of that date there were outstanding 11,392,484 shares of Common Stock, par value $.05 per share, and 3,233,009 shares of Class B Common Stock, par value $.05 per share. Holders of Common Stock are entitled to one (1) vote per share and holders of Class B Common Stock are entitled to ten (10) votes per share on all matters voted upon at the meeting. The Common Stock and the Class B Common Stock will vote together as a single class on all proposals presented in this Proxy Statement. Outstanding shares of the Company, represented in person or by proxy, having a majority of the voting power shall constitute a quorum at the meeting. A plurality of the voting power of the shares represented at the meeting is required to elect directors and the nine nominees who receive the most votes will be elected. The affirmative vote of a majority of the voting power of the shares represented at the meeting is required to approve the adoption of the Richardson Electronics, Ltd. Employees' 1999 Stock Purchase Plan, the granting of Options thereunder and the issuance of shares upon the exercise of such Options. A proxy in the accompanying form which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein. Unless authority to vote for the election of directors (or for any nominee) is withheld, proxies will be voted for the directors proposed by the Board, and, if no contrary instructions are given, proxies will be voted for approval of the Richardson Electronics, Ltd. Employees' 1999 Stock Purchase Plan, the granting of Options thereunder and the issuance of shares upon the exercise of such Options. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Management is not aware of any other matters which are likely to be brought before the meeting. However, if any such matters properly come before the meeting, it is understood that the proxy holder or holders are fully authorized to vote thereon in accordance with his or their judgment and discretion. Stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions. An abstention and broker non-vote will have the same effect as a negative vote on the approval of the adoption of the Richardson Electronics, Ltd. 1999 Stock Purchase Plan. However, if a stockholder specifies that a proxy is being voted for less than all shares registered in the stockholder's name it will be counted as present for quorum purposes and voted only for the number of shares specified.

                      ELECTION OF DIRECTORS

A Board of ten directors will be elected to serve until the next annual meeting, or until their successors are elected and shall have qualified subject to their earlier resignation or removal as permitted by law. The proxies returned pursuant to this solicitation will be voted by the persons named therein for the election as directors of the persons named below under "Information Relating to Directors, Nominees and Executive Officers" as nominees for election as directors unless specifically directed to withhold authority in the proxy. Should any nominee be unable to accept the office of director (which is not presently anticipated), the persons named in the proxies will vote for the election of such other persons as they shall determine.

Information Relating to Directors, Nominees and Executive
Officers:

The following table sets forth the name, principal occupation and position and offices with the Company, age, and length of service of each of the directors, nominees for director and executive officers of the Company and ownership of Common Stock and Class B Common Stock of the Company (by number of shares and as a percentage of the total outstanding shares of each class and as a percentage of the total voting power of all outstanding voting shares combined) of each director and nominee and each executive officer named in the "Summary Compensation Table" below and of all executive officers and directors as a group. Because Class B Common Stock is convertible into Common Stock the number of shares listed as owned under the Common Stock column in the table also includes the number of shares listed under the Class B Common Stock column. The information in the table has been furnished to the Company by the persons listed.

Name, Principal                                           Common Stock and Class B Common
Occupation Director and                                      Stock Beneficially Owned
Company Position                                              As of August 20, 1999

                                                                                     Percent of
                                                                Number of            total Voting
                                      Number of                 Shares of            if class
                            Director  Shares of       Percent   Class B     Percent  voting not
                       Age   Since    Common (1)(2)   of Class  Common (2)  of Class applicable
Directors and
Nominees for
Election
as Director


Edward J. Richardson     57    1965    3,878,025(10)   26.51%    3,192,421    98.74%     74.48%
(4)(25) Chairman
of the Board, and
Chief Executive
Officer of the
Company.

Scott Hodes (5)(7)(8)    62    1983    78,424 (11)     *         3,712        *          *
Partner, Ross & Hardies,
Attorneys at Law,
which firm provides
legal services to
the Company

Samuel Rubinovitz (4)   69    1984     50,431 (12)     *         825          *          *
(5)(6)(8)(9) Management
Consultant and
Chairman of the Board,
LTX Corporation

Arnold R. Allen         67    1986     25,000 (13)     *         11,782(14)   *          *
Management Consultant

Jacques Bouyer (9)      71    1990     47,000 (16)     *         0            *          *
Management Consultant

William J. Garry (26)   51    1994     72,043 (17)     *         0            *          *
Senior Vice President
of Finance and Chief
Financial Officer
of the Company

Harold L. Purkey (7)    55    1994     27,000 (18)     *         0            *          *
President
Forum Capital Markets

Ad Ketelaars (9)        42    1996    59,600 (19)      *         0           *           *
CEO Comsys Holding B.V.

Bruce W. Johnson (4)    58    1996    67,531 (20)      *         0           *           *
(27) President and
Chief Operating Officer
of the Company


John R. Peterson        42    Nominee  0                         0
Managing Director
Tucker Anthony Cleary Gull

Retiring Director

Kenneth J. Douglas     76    1987     56,344 (15)                0           *           *
(5)(6)(7)(36)


Non-Director Executive
Officers of Company

Charles J. Acurio (28)  40   N.A.     37,259 (21)      *         0            *           *
Executive Vice President
Display Products Group

William G. Seils (29)   64   N.A.     75,793 (22)      *         0            *           *
Senior Vice President,
General Counsel and Secretary

Joseph C. Grill (30)    54   N.A.
Vice President/Human
Resources

Bart F. Petrini (31)    60   N.A.
Executive Vice President
Electron Device Group

Flint Cooper (32)       37   N.A.
Executive Vice President
Security Systems Division

Robert Prince (33)      37   N.A.
Executive Vice President
of Worldwide Sales

Norman A. Hilgendorf (34)38   N.A.
Vice President
Solid State & Components

Pierluigi Calderone (35) 41   N.A.
Vice President/Managing
Director of
European Operations

Executive Officers and Directors
as a group (19 persons)                 4,707,453 (23)  33.77%    3,196,958 (24) 98.89%   76.697%

(*)  Less than 1%.

(1)  Includes the number of shares listed under the column
     "Number of Shares of Class B Common."

(2) Except as noted, beneficial ownership of each of the shares listed is comprised of either sole investment and sole voting power, or investment power and voting power that is shared with the spouse of the Director or officer, or voting power that is shared with the Trustees of the Company's Employees Stock Ownership Plan ("ESOP") with respect to shares identified as allocated to the individual's ESOP account.

(3) Common Stock is entitled to one vote per share and Class B Common Stock is entitled to ten votes per share. Computation assumes that Class B Common Stock held or subject to acquisition pursuant to stock option is not converted.

(4)  Member of Executive Committee.

(5)  Member of Compensation Committee.

(6)  Member of Stock Option Committee.

(7)  Member of Audit Committee.

(8)  Member of Directors' Executive Oversight Committee.

(9)  Member of Strategic Planning Committee.

(10) Includes 3,192,421 shares of Common Stock which would be issued upon conversion of Mr. Richardson's Class B Common Stock, 23,591 shares of Common Stock allocated to the account of Mr. Richardson under the ESOP and 30,318 shares of Common Stock which would be issued upon conversion of $641,000 principal amount of the Corporation's 7-1/4% Convertible Subordinated Debentures, and 832 shares of Common Stock which would be issued upon conversion of $15,000 principal amount of the Corporation's 8-1/4% Convertible Senior Subordinated Debentures owned by Mr. Richardson and 804 shares of Common Stock which would be issued upon conversion of $17,000 principal amount of the Corporation's 7-1/4% Convertible Subordinated Debentures, and 4,611 shares of Common Stock which would be issued upon conversion of $83,000 principal amount of the Corporation's 8-1/4% Convertible Senior Subordinated Debentures owned by a Trust of which Mr. Richardson is a Co-Trustee and as such shares investment and voting power. Does not include 12,070 shares of Common Stock held by William G. Seils as custodian for Mr. Richardson's sons, Alexander and Nicholas and 1,176 shares of Common Stock held by Mr. Richardson's wife, as to which Mr. Richardson disclaims beneficial ownership.

(11) Includes 3,712 shares of Common Stock which would be issued upon conversion of Mr. Hodes' Class B Common Stock. Also includes 45,000 shares of Common Stock to which Mr. Hodes holds stock options exercisable within 60 days.

(12) Includes 825 shares of Common Stock which would be issued upon conversion of Mr. Rubinovitz' Class B Common Stock. Also includes 45,000 shares of Common Stock to which Mr. Rubinovitz holds stock options exercisable within 60 days.

(13) Includes 11,781 shares of Common Stock to which Mr. Allen holds stock options exercisable within 60 days and an additional 11,782 shares of Common Stock which would be issued upon conversion of 11,782 shares of Class B Common Stock as to which he also holds stock options exercisable within 60 days.

(14) Includes 11,782 shares of Class B Common Stock as to which
     Mr. Allen holds stock options exercisable within 60 days.

(15) Includes 45,000 shares of Common Stock to which Mr. Douglas holds stock options exercisable within 60 days.

(16) Includes 45,000 shares of Common Stock to which Mr. Bouyer holds stock options exercisable within 60 days.

(17) Includes 41,000 shares of Common Stock to which Mr. Garry holds stock options exercisable within 60 days. Also includes 1,804 shares of Common Stock allocated to the account of Mr. Garry under the ESOP.

(18) Includes 25,000 shares of Common Stock as to which Mr.
     Purkey holds stock options exercisable within 60 days.

(19) Includes 59,600 shares of Common Stock as to which Mr. Ketelaars holds stock options exercisable within 60 days. 2,400 shares are subject to forfeiture if he leaves prior to August 23, 1999 and 2,400 shares are subject to forfeiture if he leaves prior to August 23, 2000.

(20) Includes 30,000 shares of Common Stock for which Mr. Johnson holds stock options exercisable within 60 days. Also includes 531 shares of Common Stock allocated to the account of Mr. Johnson under the ESOP.

(21) Includes 16,500 shares of Common Stock as to which Mr.Acurio holds stock options exercisable within 60 days and 5,659 shares of Common Stock allocated to the account of Mr.
     Acurio under the ESOP.

(22) Includes 65,970 shares of Common Stock as to which Mr. Seils holds stock options exercisable within 60 days. Also includes 8,640 shares of Common Stock allocated to the account of Mr. Seils under the ESOP. Does not include shares held as custodian - see (10).

(23) Does not include 12,070 shares of Common Stock held by certain members of such group as custodians under Uniform Gift to Minors Acts or 1176 shares of Common Stock held by spouses of member of group. Includes 3,208,740 shares of Common Stock which would be issuable on conversion of Class B Common Stock, 365,147 shares of Common Stock issuable upon options exercisable within 60 days, 11,782 shares of Common Stock which would be issuable on conversion of Class B Common Stock issuable upon options exercisable within 60 days, 39,116 shares of Common Stock which would be issued upon conversion of $648,000 principal amount of the Corporation's 7-1/4% Convertible Subordinated Debentures, and 5,166 shares of Common Stock which would be issued upon conversion of $93,000 principal amount of the Corporation's 8-1/4% Convertible Senior Subordinated Debentures. Includes 50,959 shares of Common Stock held in trust for the benefit of the Company's profit sharing trust and ESOP allocated to the accounts of all executive officers and directors as a group; such shares are ratably forfeitable in the event the officer leaves the employ of the Company prior to completing six years of service.

(24) Includes 11,782 shares of Class B Common Stock issuable upon exercise of options exercisable within 60 days.

(25) Mr. Richardson has been employed by the Company or its predecessor since 1961, holding several positions. He was Chairman of the Board, President and Chief Executive Officer of the Company from September 1989 until November 1996 when Mr. Johnson became President. Mr. Richardson continues to hold the offices of Chairman of the Board and Chief Executive Officer.

(26) Mr. Garry was Vice President of Finance, Chief Financial
     Officer and Director since joining the Company in June 1994 and was elected Senior Vice President of Finance in July
     1998.

(27) Mr. Johnson has been President, Chief Operating Officer and Director since joining the Company in November 1996. Prior thereto, from January 1992 until January 1996, he was president of Premier Industrial Corporation, a New York Stock Exchange listed company which was acquired by Farnell Ltd. in April 1996. He was executive vice president of Premier from February 1987 until January 1992. Premier is a full service business to business supplier of electronic components for industrial and consumer products, essential maintenance and repair products for industrial, commercial and institutional applications, and manufactures high-performance fire-fighting equipment.

(28) Mr. Acurio has been Executive Vice President - DPG since February 1998. He was Vice President - DPG from April 1993 until February 1998 and prior thereto held the titles of CRT Division Manager and DPG Strategic Business Unit Manager since June 1988.

(29) Mr. Seils has been Senior Vice President since January 1992 and General Counsel and Secretary since May 1986. Prior to joining the Company in 1986, he was a partner in the law firm of Arvey, Hodes, Costello and Burman, Chicago,
     Illinois.

(30) Mr. Grill has served as an officer of the Company since 1987 and became an executive officer in the position of Vice
     President - Corporate Administration in 1992. In 1994 his title was changed to Vice President, Human Resources.

(31) Mr. Petrini has been Executive Vice President - EDG since February 1998. He was Vice President - EDG from April 1994 until February 1998. From June 1989 until joining the Company in April 1994, he was a consultant with Petrini, Frank & Co.

(32) Mr. Cooper has been Executive Vice President - SSD since joining the Company in November 1994. He was director of CCTV Sales with Arius, Inc. from February 1991 until
     November 1994 and purchasing agent at ADT Security Systems, a distributor 1991.

(33) Mr. Prince has been Executive Vice President of Worldwide
     Sales since February 1998 and was Vice President of
     Worldwide Sales from November 1996 until February 1998. He was Vice President of Sales from November 1991 until
     November 1996 and held several other positions since joining the Company in November 1978.

(34) Mr. Hilgendorf has been Vice President - SSC since January 1998. He joined the Company in May 1994 ands has served as Product Manager and Business Unit Manager in SSC from May 1994 until January 1998. From June 1990 until May 1994 he was employed by W. W. Grainger, Inc.

(35) Mr. Calderone has been Vice President and Managing Director for European Operations since March 1998. He joined the Company in July 1990 as District Sales Manager for Italy and served as Regional Sales Manager of Italy from February 1991 until March 1998.

(36) Mr Douglas was vice chairman of Dean Foods Company for the period from December 1988 to September 1992, when he retired. Prior to becoming vice chairman, he served as chairman of Dean Foods for many years. He is retiring this year from the Company's Board and also from the boards of West Suburban Hospital Medical Center and Andrew Corporation.

Each nominee's and executive officer's principal occupation and employment for the last five years has been as listed in the table or footnotes thereto, except as follows:

    Mr. Allen joined the Company as its President and Chief Operating Officer in September 1985. He retired as President of the Company in September 1989. Since his retirement, Mr. Allen has been a management consultant and presently provides management consulting services to the Company. He served as Chairman of the Strategic Planning Committee of the Company's Board of Directors from April 1991 until April 1992.

    Mr. Hodes is a partner at the law firm of Ross & Hardies, which firm provides legal services to the Company.

    Mr. Rubinovitz serves the Company as a consultant. He was Executive Vice President of EG&G, Inc., a diversified manufacturer of instruments and components, from April 1989 until his retirement in January 1994. He is also chairman of the board of directors of LTX Corporation, and a director of KLA-Tencor Corporation and Kronos, Inc.

    Mr. Bouyer served as chairman of the board of Philips Components of Paris, France, engaged in the manufacture and sale of electronic components and a subsidiary of N.V. P Philips of The Netherlands, from April 1, 1990 until January 1, 1994 when he became honorary chairman of the board and a director until December 31, 1995. Mr. Bouyer also was vice chairman of the BIPE Institute for Economic and Market Research from 1981 until 1997. He has been a consultant in business strategies and management since January 1990. Mr. Bouyer is serving the Company as an independent management consultant principally with respect to European matters. He is also a director of LTX Corporation.

    Mr. Purkey has been President of Forum Capital Markets since May 1997 and senior managing director of such company since May 1994. From July 1990 until February 1994 he was employed by Smith Barney Shearson, holding the position of senior managing director and manager of the convertible bond department.

    Mr. Ketelaars presently serves the Company as an employee of certain foreign subsidiaries. He joined the Company as Vice President and Managing Director of Europe in May 1993 after leaving Philips Printed Circuit Boards where he had served as general manager since 1988 and as product group manager, professional tubes, of Philips Components since 1987. He resigned from his Vice-President position with the Company effective May 31, 1996 to become chief executive officer of EnerTel, a new telecommunications company established by Dutch electric utility companies and CATV companies from which position he resigned on July 10, 1998. He is now Chief Executive Officer of Comys, a privately funded company, involved in voice response and speech technology for call centers and telecom operators.

    Mr. Peterson is the head of Tucker Anthony Cleary Gull Investment Banking and a member of the firm's Management Committee and Board of Directors. Mr. Peterson has over 17 years of experience in corporate and financing transactions. Mr. Peterson was the representative of Tucker Anthony Cleary Gull, one of the lead underwriters, for the Company's public offering of 3,600,000 shares of Common Stock, on May 1,1998. For 13 years prior to joining Tucker Cleary in August 1995, Mr. Peterson practiced corporate law and was a shareholder in the Milwaukee, Wisconsin law firm of Godfrey & Kahn, S.C. He is a member of the Board of Directors of Krueger International, Inc., a privately held contract furniture manufacturer, and Badger Paper Mills, Inc. (NASDAQ - BPMI), as well as Milwaukee Florentine Opera Company. Mr. Peterson received a BA in accounting with high honors from Michigan State University, a CPA certification in Illinois, where he was a tax accountant with Arthur Young, and a JD from the University of Wisconsin.

Executive officers serve for a term until their respective resignation, death or removal.

BOARD AND COMMITTEE MEETINGS
During the last fiscal year, the Company's Board of Directors held 7 meetings. Each Director attended at least 72% of the aggregate number of such meetings and meetings of the Committees on which he served.

The Board's Executive Committee did not meet during the last fiscal year, but acted on 3 occasions by unanimous written consent. The Executive Committee, during the interval between meetings of the Board of Directors, may exercise all authority of the Board in the management of the Company, except as otherwise provided in the Company's By-laws or by applicable law.

The Board's Audit Committee held 3 meetings in the last fiscal year. It meets for the purpose of reviewing and making recommendations regarding the engagement of an independent accounting firm for the Company; the scope of the independent accountants' audit procedures; the adequacy and implementation of internal controls; and such other matters relating to the Company's financial affairs and accounts as it deems desirable or in the best interest of the Company.

The Board's Directors' Executive Oversight Committee held 5 meetings in the last fiscal year. It is charged with monitoring the Company's Government contracting activities and compliance with its Code of Conduct, and policies on ethical business practices and reporting on the same.

The Board's Compensation Committee held 1 meeting in the last fiscal year. It is responsible for reviewing and establishing the compensation policy and guidelines for executive officers and the compensation of the chief executive officer.

The Board's Stock Option Committee held 1 meeting and acted 6 times by consent without meeting in the last fiscal year. It administers the Company's Incentive Stock Option Plan, Incentive Compensation Plan, 1994 Incentive Compensation Plan, 1996 Incentive Compensation Plan, 1996 Stock Purchase Plan, 1998 Incentive Compensation Plan and the 1999 Stock Purchase Plan including determining the employees to whom stock options, awards or cash bonuses are granted, the number of shares subject to each option or award, and the date or dates upon which each option or award may be exercised.

The Board's Strategic Planning Committee which is responsible for developing and reviewing long term strategic plans for the Company met 2 times in the last fiscal year.

The Company has no standing Nominating Committee or committee performing a similar function.

DIRECTORS COMPENSATION
Directors who are not Company employees receive a quarterly fee of $3,000 and a fee of $500 for each Board or Committee meeting attended, plus travel expenses. In addition each current "Non-Employee Director" has received a grant of options to acquire 25,000 shares of the Company's Common Stock at exercise prices ranging from $5.25 to $12.875 per share (the fair market value on the date of grant) under the Company's Stock Option Plan for Non-Employee Directors ("Directors' Plan"). In addition, each current Non-Employee Director, other than Mr. Purkey, received a grant of an option to acquire an additional 5,000 shares of the Company's Common Stock each April beginning in 1996 at exercise prices ranging from $5.375 per share to $12.50 per share under the Company's 1996 Stock Option Plan for Non-Employee Directors ("1996 Directors' Plan"). Under the Directors' Plan and the 1996 Directors' Plan, options are granted to any director of the Company who is not an officer or employee of the Company or any of its subsidiaries or affiliates and who has not been such for a period of one year prior to his first being elected to the Board ("Non-Employee Director"). Mr. Peterson, nominee for election as a Director at the October 12, 1999 Annual Meeting of Stockholders, if elected to such position will be granted such an option on taking office. Options issued under the Directors' Plan and 1996 Directors' Plan are intended to be non-qualified stock options, not entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended, from time to time. The Directors' Plan and the 1996 Directors' Plan are administered by the Board of Directors of the Company which has the sole responsibility for construing and interpreting said Plans. Each option granted is evidenced by an option agreement between the optionee and the Company and, subject to the provisions of the Directors' Plan or the 1996 Directors' Plan, contains such terms and conditions as may be approved by the Board. The purchase price of each share that may be purchased upon exercise of an option is the fair market value of the share on the date the option is granted. These options are exercisable for a period of approximately ten years. Under the Directors' Plan, any new "Non-Employee Director" elected or appointed was granted an option to purchase 25,000 shares of the Company's Common Stock on the date such director took office. All options granted under the Directors' Plan vest over a five-year period from the date of grant with 20% of the option shares becoming first exercisable on each anniversary of the grant date. The Directors' Plan was terminated with respect to future grants on April 10, 1996. Under the 1996 Directors' Plan, any new Non-Employee Director elected or appointed after April 30, 1996 is granted an option to purchase 25,000 shares of the Company's Common Stock on the date such director takes office. All such options granted to New Non-Employee Directors vest over a five-year period from the date of grant with 20% of the option shares becoming first exercisable on the anniversary of the grant date. On each April 30 (after April 30, 1996) which is on or after the fifth anniversary of a Non-Employee Director's initial election as a director, such director is granted an additional option for 5,000 shares (subject to adjustment). Unless earlier terminated by the Board, the 1996 Directors' Plan shall terminate on June 1, 2006. The Directors' Plan and the 1996 Directors' Plan provide, among other things, that the option of any optionee, whose status as a director terminates because of retirement, or removal from the Board within one year after a change of control (as defined in the Directors' Plan and 1996 Directors' Plan), shall become fully exercisable with respect to all shares covered thereby and not previously purchased upon exercise of the option and shall remain fully exercisable until the option expires by its terms. Messrs. Allen, Bouyer and Rubinovitz are serving as consultants to the Company and received $14,000, $40,000 and $40,000, respectively, for such services in fiscal 1999. Mr. Allen also has non-qualified stock options for 11,781 shares of Common Stock and 11,782 shares of Class B Common Stock at an exercise price of $12.95 per share.

AFFILIATIONS
There is no family relationship between any director and any other director or nominee for director or executive officer of the Company. No nominee or director is a director of any other public company, except Mr. Rubinovitz is a director of KLA Instruments, Inc., Kronos, Inc., and LTX Corporation, Mr. Bouyer is a director of LTX Corporation, Mr. Purkey is a director of Hybridon, Inc. and Mr. Peterson is a director of Badger Paper Mills, Inc.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who may be deemed to own beneficially more than ten percent of the Company's stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and NASDAQ. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1999 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis except that Joseph C. Grill, an executive officer of the Company, filed an Amended Form 5 to correct an incorrect Form 5.

                     PRINCIPAL STOCKHOLDERS

As of August 20, 1999, no person or firm owned of record, and, so far as it is known to the Company, no person or firm owned beneficially 5% or more of the outstanding Common Stock or Class B Common Stock of the Company, except for Edward J. Richardson whose ownership of Common Stock and Class B Common Stock is set forth above in the table under the caption "Election of Directors
- Information Relating to Directors, Nominees and Executive Officers"; and those entities identified and whose ownership of Company stock is set forth in the following table:



                     Common Stock and Class B Common Stock
                               Beneficially Owned As of August
20, 1999

                  Percent of

Number of               Total Voting

Shares of               if  Class
                               Number of Shares    Percent
Class B    Percent      voting not
Name of Beneficial Owner       of Common           of Class
Common     of Class     applicable


Royce & Associates, Inc.,      1,764,578 (2)       18.79%     0
     0            4.84%
Royce Management Company
and Charles M. Royce

T. Rowe Price Associates, Inc.  921,720 (3)        9.64%      0
     0            2.20%

Kalmar Investments, Inc.        675,460 (4)        7.19%      0
     0            1.62%

1)  Common Stock is entitled to one vote per share and Class B
    Common Stock is entitled to ten votes per share. Computation assumes that Class B Common Stock held or subject to acquisition pursuant to stock option is not converted into Common Stock.

(2) Charles M. Royce may be deemed a controlling person of Royce & Associates, Inc. ("Royce") and Royce Management Company ("RMC") and as such may be deemed to beneficially own the shares of Common Stock beneficially owned by Royce and RMC which own 1,764,578 shares of Common Stock and 62,582 shares of Common Stock which would be issued upon conversion of the Company's 7-1/4% Convertible Subordinated Debentures and 206,944 shares of Common Stock which would be issued upon conversion of the Company's 8-1/4% Convertible Senior Subordinated Debentures owned by Royce and RMC. Mr. Royce does not own any shares outside of Royce and RMC, and disclaims beneficial ownership of the shares held by Royce and RMC. Information disclosed in this table was obtained from Royce on August 2, 1999. The address for Royce is 1414 Avenue of the Americas, New York, NY 10019.

(3) Includes 166,320 shares of Common Stock which would be issued on conversion of the Company's 7-1/4% Convertible Subordinated Debentures owned by T. Rowe Price. These securities are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc. which owns 866,320 shares, representing 9.64% of the shares outstanding, which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact the beneficial owner of such securities. Price Associates has sole dispositive power for all 921,720 shares of Common Stock and sole voting power for 50,000 shares of Common Stock. Information disclosed in this table was obtained from Price Associates on August 20, 1999. The address for Price Associates is 100 East Pratt Street, Baltimore, MD 21202.

(4) Kalmar Investments, Inc. ("Kalmar"), is an investment advisor having sole power to dispose of these shares.
     Information disclosed in this table was obtained from Kalmar
     Investments, Inc. on August 3, 1999. The address for Kalmar is Barley Mill House, 37601 Kenner Pike, Greenville, DE
     19807.

                     EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation for the Company's chief executive officer and the four highest paid executive officers (named executives), as well as the total compensation paid to each such individual for the Company's two prior fiscal years:

[TITLE]
Summary Compensation Table

Long-Term Compensation
                                   Annual Compensation    Awards
            Payouts
                                               Other
            Long-      All
                                               Annual
Restricted  Stock    Term       Other
Name and                                       Compen-    Stock
   Options/ Incentive Compen-
Principal Position     Year Salary   Bonus     sation(1)
Awards(2)   SAR's    Payouts  sation(3)


Edward J. Richardson   1999 $403,043 $173,972  $ -        -
   -        $ -       $ 7,956
Richardson  CEO        1998  387,541  195,740    -        -
   -          -         9,679
                       1997  374,783  -          -        -
   -          -         7,263

Bruce W. Johnson       1999  327,600   69,333    -        10,000
   20,000     -         7,956
President and Chief    1998  312,000  162,324    -        10,000
   15,000     -         9,679
Operating Officer      1997  160,385  -          -        -
   50,000     -         7,263

William G. Seils       1999  182,534   86,960    -        -
   15,000     -         7,956
Senior Vice President, 1998  177,217  108,425    -        -
   10,000     -         9,679
General Counsel and    1997  172,056   75,950    -        -
   10,000     -         7,263
Secretary

William J. Garry       1999  183,818   63,319   30,245    5,000
   15,000     -         7,956
Senior Vice President, 1998  176,748   90,099   -         -
   10,000     -         9,679
and Chief Financial    1997  169,855   58,226   -         -
   10,000     -         7,263
Officer


Charles J. Acurio      1999  169,000   74,954   -         -
   15,000     -         7,956
Executive Vice         1998  160,700   83,144   -         -
   15,000     -         9,679
President,Display      1997  154,067   54,860   -         -
   15,000     -         7,263
Product Group

     (1) While officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus except as shown.

     (2) The restricted stock issued to Bruce W. Johnson and William J. Garry vests in five equal annual installments.

     (3) These amounts represent the Company's discretionary and 401(k) matching contributions to the Company's Profit
          Sharing Plan.

The following table sets forth certain information concerning
Options granted during fiscal 1999 to the named executives:

                          OPTION GRANTS IN LAST FISCAL YEAR
                                 % of Total
                                 Options    Exercise
Fair
                       Option    Granted to or Base
Value
                       Granted   Employees  Price    Expiration
at Grant
Name                   (1) (2)   in FY99    ($/sh)   Date
Date (3)

Edward J. Richardson   -         -          $ -      -
$ -
Bruce W. Johnson       20,000    6.3%        7.000   9/22/08
64,200
William G. Seils       15,000    4.7%        7.000   9/22/08
48,150
William J. Garry       15,000    4.7%        7.000   9/22/08
48,150
Charles J. Acurio      15,000    4.7%        7.000   9/22/08
48,150

     (1) Options granted become exercisable in annual increments of 20% beginning September 22, 1999.

     (2) Options granted under the option plan are exercisable for a period of up to ten years from the date of grant. Options terminate upon the optionee's termination of employment with the Company, except under certain circumstances.

     (3) The fair value of the option at the grant date was calculated using the Black-Scholes option-pricing model, using the following assumptions: $.16 annual dividend per share, expected annual standard deviation of stock price of 50% and a risk-free interest rate of 5.4%.

The following table summarizes options exercised during fiscal year 1999 and presents the value of the unexercised options held by the named executives at fiscal year end:

                       AGGREGATED OPTION EXERCISES IN LAST FISCAL
YEAR
                             AND FISCAL YEAR END OPTION VALUES
                                   At May 31, 1999
                                          Number of Unexercised
   Value of Unexcersized,
                     Options  Exercised   Options held at
   In-the-Money options
                     Shares   Value       Fiscal Year End
   at Fiscal Year End

Name                 Acquired Realized    Exercisable
Unexercisable  Exercisable  Unexercisable

Edward J. Richardson -        $ -         -             -
   $ -          $ -
Bruce W. Johnson     -          -         23,000        62,000
     -            -
William G. Seils     -          -         56,970        33,000
    11,260        -
William J. Garry     5,000     15,000     17,000        38,000
    14,065       14,065
Charles J. Acurio    -          -         13,500        45,000
     -            -

     (1) Represents the difference between $6.563 per share (the closing price of the Company's common stock on May 28,
          1999) and the exercise price of the options.

Compensation Committee Interlocks and Insider Participation
Edward J. Richardson, Chief Executive Officer of the Company participated in determining the compensation of other executive officers for fiscal 1999.

Report on Executive Compensation
Traditionally, the Company's executive officers' compensation has been determined by the Company's Chief Executive Officer due to the relatively small number of other executive officers and the Chief Executive Officer's personal knowledge of the relative performance and responsibilities of each executive officer. Compensation for the Company's executive officers, other than the Chief Executive Officer, for the fiscal year ended May 31, 1999 was established in this manner, except for long-term incentive compensation in the form of stock option grants which was established by the Stock Option Committee. The compensation for the Company's Chief Executive Officer for fiscal 1999 was determined pursuant to a formula set by the Board of Directors in 1983, prior to the effective date of the Securities and Exchange Commission rules mandating disclosure of basis for such compensation, at a fixed base salary adjusted annually on each June 1 for changes in the cost of living ($403,043 for fiscal
1999), and a bonus equal to 2% of the Company's after tax profits. Mr. Richardson's bonus for fiscal year 1999, based on 2% of net income was $173,970. The Company expects that the Chief Executive Officer will continue to set compensation for the Company's other executive officers with the advice and guidance of the Compensation Committee of the Board of Directors and the Company's President, Bruce W. Johnson, with respect to other executive officers, that the Stock Option Committee will determine the granting of options, and that the Chief Executive Officer's compensation will be set by the Compensation Committee.

Bruce W. Johnson became the Company's President and Chief Operating Officer on November 12, 1996 pursuant to an agreement dated as of November 7, 1996, which provides for an annual base salary subject to adjustment in certain circumstances, and a bonus if the Company's earnings per share for the year exceeds its earnings per share for the prior fiscal year with the amount of such bonus, if any, determined by the Company's actual earnings per share performance in relation to the Company's budgeted earnings per share for the year. The agreement also provides for payments to Mr. Johnson for one year equal to his salary and bonus and other employee benefits if his employment is terminated under certain circumstances, including, without cause or from a change-in-control, or a breach by the Company.

Individual compensation of other executive officers has been established to maintain equitable internal relationships taking into account the responsibilities, experience, seniority, and work performance of the individual executive, the overall performance of the Company and the unit or area of responsibility of the executive, and the strategic objectives and budget considerations of the Company. The relative weight given to each of these factors varies from individual to individual and from year to year. Increases in executive officers' base salaries for the year ended May 31, 1999 ranged from 3% to 6% (except for two newly promoted officers who received substantially larger increases) and increases of approximately 4% in base salaries of executive officers are planned for the year ending May 31, 2000.

A significant portion of each executive officer's compensation is in the form of a bonus (in fiscal 1999 it was budgeted to be from 50 to 60% of base compensation depending on the executive) which is performance-related. Bonuses are designed to reward executives for achieving and exceeding Company performance goals and/or individual performance goals. Bonuses or portions thereof, in fiscal 1999, for certain executive officers were based upon targeted levels of the Company's earnings. For bonuses or portions thereof based upon individual performance, the performance criteria or goals varied with each executive as set by the Chief Executive Officer in his annual review with the executive. For example, an executive responsible for a business unit may receive a bonus or a portion thereof based upon the business unit meeting its financial goals while an executive in charge of other functions may receive a bonus or portion thereof based upon his achieving individual performance objectives which are generally subjective, established specifically for him by the Chief Executive Officer. For the fiscal year ended May 31, 1999 such individual performance bonuses or portions thereof were paid at percentages of target, ranging from 69% to 101%. Financial measures (e.g. earnings per share, return on invested capital, gross margin) and targets for each executive officer are set at the beginning of the fiscal year by the Chief Executive Officer, or of the Chief Operating Officer and reviewed by the Chief Executive Officer, although discretionary adjustments are possible should unforeseen events occur.

Salary levels, bonus criteria and performance objectives for the Company's executive officers are examined each year to take into account factors discussed above and other additional factors believed appropriate at the time. Executive compensation structures and levels for each year's targeted overall Company and individual performance goals are determined following regular structured annual reviews of each executive officer conducted by the Chief Executive Officer and/or Chief Operating Officer. Target performance levels take into account historic patterns of Company performance and strategic objectives.

Individual stock option grants in fiscal 1999 were determined giving consideration to the factors discussed above and previous option grants and to give the executive officers additional incentive to improve the overall performance of the Company. This resulted in total options granted to executive officers in fiscal 1999 of 147,500 shares, and restricted stock awards aggregating 18,571 shares.

In addition all executive officers, including the Chief Executive Officer, participate in broad based benefits generally available to all U.S. employees of the Company, such as medical, dental, disability, life insurance, profit sharing (which includes a 401(k) feature), employees stock ownership and employees stock purchase plans.

The Omnibus Budget Reconciliation Act of 1993 (the "Act") amended the Internal Revenue Code, section 162(m), to limit deductibility for the Company for income tax purposes of compensation paid to the Chief Executive Officer and the 4 other highest paid executive officers to $1 million per year, per person, subject to certain exceptions. The Company does not currently have any executive exceeding that limitation. If at a future date it appears likely that such limitation may be exceeded, the Committee will consider recommending restructuring of executive compensation programs in light of the requirements of the Act and the regulations that may be promulgated thereunder to permit them to meet the exceptions to the limitation so such compensation may continue to be deductible.

Kenneth J. Douglas                           Edward J. Richardson
Scott Hodes
Samuel Rubinovitz



































The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to the Company's stockholders during the five-year period ended May 31, 1999, as well as a broad equity market index (NASDAQ Stock Market (US & Foreign) Index) and a published industry index (NASDAQ Electronic Component Stock Index). All three indices reflect the value of an investment of $100 made on June 1, 1994. The stock price performance shown below is not necessarily indicative of future stock price performance.

                       PERFORMANCE GRAPH

           Date          REL      NASDAQ          Elec Comp

           31-May-94     100      100              100
           31-May-95     163      118              171
           31-May-96     227      171              224
           30-May-97     183      192              354
           29-May-98     297      243              331
           28-May-99     151      335              521

     PROPOSAL TO APPROVE THE RICHARDSON ELECTRONICS, LTD.
                EMPLOYEES 1999 STOCK PURCHASE PLAN

The Company's Employees Stock Purchase Plan adopted in 1983 and continued with the 1996 Stock Purchase Plan adopted in 1996, the purpose of which was to attract, motivate and retain personnel by offering employees of the Company through the grant of stock options (at 85% of the fair market value of such stock on the date of grant, or the date of exercise, whichever is lower) the opportunity to participate in the appreciation in value of the Company's Common Stock which may result from their performance. The shares available for purchase under such Plans are exhausted. On April 13, 1999, the Board of Directors of the Company adopted, subject to stockholder approval, the Richardson Electronics, Ltd. Employees 1999 Stock Purchase Plan ("Purchase Plan") to permit the Company to continue to offer this employee benefit. The full text of the Purchase Plan is set forth in Exhibit A to this proxy statement. The following description of the Purchase Plan is qualified in its entirety by reference to the text of such Purchase Plan. The Purchase Plan is designed to comply with the requirements of Section 423 of the Internal Revenue Code and
Section 16b of the Securities Exchange Act of 1934. It is not subject to the Employee Retirement Income Security Act of 1974, nor subject to the qualification provisions of Section 401a of the Internal Revenue Code.

The Purchase Plan is administered by the members of the Stock Option Committee appointed by the Board of Directors who are "Non-Employee Directors" as that term is defined in Rule 16b-3 of the Securities and Exchange Commission. No member of the Committee is eligible to participate in the Purchase Plan. The Committee is authorized to fix grant dates for options to be granted under the Purchase Plan, interpret the Purchase Plan, and control and manage the operations and administration of the Purchase Plan pursuant to such rules and regulations as it may from time to time adopt for carrying out the purposes of the Purchase Plan.

Subject to adjustments in accordance with the provisions of the Purchase Plan, 150,000 shares of the Company's Common Stock, $.05 par value (the "Common Stock") are being reserved for issuance on exercise of options granted pursuant to the Purchase Plan. Such shares may be either authorized, but unissued shares of the Company, or shares which have been or may be reacquired by the Company including treasury shares.

All regular employees of the Company and its subsidiaries who are designated by the Committee, who work more than 20 hours a week or more than five months during the year, may participate in the Purchase Plan. However, no employee may participate, if immediately after the option is granted, such employee beneficially owns (directly or by attribution) 5% or more of the Company's Common Stock, and no option may be granted to any employee which would permit his or her right to purchase Common Stock pursuant to any unexpired offering under the Purchase Plan and any other employee stock purchase plan to accrue at a rate which exceeds $25,000 during any calendar year based on the fair market value of such stock as determined on the grant date. The decision to participate is voluntary on behalf of the employee. Currently there are approximately 764 persons eligible to participate. All eligible employees are given written notice of a grant date and the opportunity to elect to participate through payroll deductions between 1 and 10% of their annual base compensation up to a maximum of $250,000 of compensation.

The Committee will from time to time, as of a specified date (the
"Grant Date"), offer options for shares of Common Stock to eligible employees on the date it so designates (an "Offering").
Subsequent Grant Dates will not be less than one year apart.

Eligible employees may become participants by completing and delivering to the Company such election and other forms as are required by the Committee, including a payroll deduction form, at least ten days before a Grant Date. A participant cannot increase or decrease the amount of his or her payroll deduction during the term of an option unless an adjustment in his or her compensation occurs, in which case, absent instructions to the contrary, his or her payroll deduction will be automatically adjusted to reflect such change. An Employee Stock Purchase Plan Account (the "Account") is established for each participant and payroll deductions are credited to the Account. No interest is paid on any amounts in such Accounts.

Unless a participant gives written notice of termination or his or her employment is terminated prior to the exercise date of an option, each option is exercised automatically on the last business day prior to the last business day of the eleventh calendar month following the month of the Grant Date for such number of full shares as may be purchased with the accumulated payroll deductions credited to his or her Account on that date.

The purchase price for the shares covered by options granted under the Purchase Plan will be equal to 85% of the fair market value of the shares on the Grant Date or the date of exercise, whichever is lower. The fair market value of the shares on a date is equal to (i) the mean of the closing bid and asked quotations (as reported by NASDAQ), or (ii) if the Common Stock is traded on a securities exchange, the last sale price of the Common Stock on such exchange. The term of each option will expire on the last business day of the eleventh calendar month following the month of the Grant Date.

In the event an Offering is oversubscribed, the Committee may, in its sole discretion, either increase the number of shares in the Offering or make a pro rata allocation of available shares in the Offering in such a manner as it deems uniform and equitable. However, if the Committee decides to make a pro rata allocation, the payroll deductions elected by participants will be proportionately reduced to properly effectuate such allocation and the Committee will notify each participant in writing of such allocation.

An employee's rights or options under the Purchase Plan are exercisable only by him or her during his or her lifetime, and such rights or options may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer such rights or options shall be without effect, except that the Company may treat such act as an election to terminate an option.

The Board of Directors may from time to time amend or terminate, consistent with applicable laws and regulations, the Purchase Plan, without action by the Company's stockholders, except for an amendment which would (i) increase the aggregate number of shares of the Company's Common Stock subject to the Plan, (ii) alter the classification of employees eligible to participate, (iii) increase the option price, or (iv) cause the Purchase Plan not to qualify as an "employee stock purchase plan" under section 423(b) of the Internal Revenue Code, and no amendment or termination of the Purchase Plan shall impair or adversely alter any outstanding Option without the consent of the employee participant therein.

Federal Income Tax Consequences
The federal income tax consequences of an option offering under the Purchase Plan, and the exercise thereof and the disposition of shares so acquired are summarized below. The Company expresses no opinion as to the tax consequences of an option offering, an exercise, or a disposition of shares acquired as to any particular employee.

The funds deducted from the employee's pay are included in the employee's ordinary compensation and will be taxable in the year in which earned. The options granted under the Purchase Plan however, are intended to qualify as options granted under Section 423 of the Internal Revenue Code, and, in general, the employee will not realize taxable income at the time of grant, or option exercise and purchase of shares. Upon disposition of the shares acquired upon exercise of an option granted under the Purchase Plan (provided they are held for at least 2 years after the Grant Date and 1 year after the Exercise Date) the employee will realize ordinary income on disposition to the extent of the lesser of (1) the amount by which the fair market value of the stock at the time the option was granted exceeded the option price, and (2) the amount by which the fair market value of the stock at the time of disposition of the stock exceeded the price paid. Any further gain is taxed as capital gain. Where an employee sells the stock before the expiration of the required holding period, he realizes ordinary income (compensation) to the extent of the difference between the option price and the fair market value of the stock at the date the option was exercised. The Company is entitled to a tax deduction to the extent the employee recognizes ordinary income subject to the limitations of
Section 162(m) of the Internal Revenue Code. Interest of Directors, Nominees and Executive Officers Non-employee directors are not eligible to participate in the Purchase Plan. All employee directors and executive officers are eligible to participate, however, except as set forth in the above described limitations in the Purchase Plan, it is not possible to identify which of such persons will elect to participate in offerings under the Purchase Plan or the extent of their participation, because this will be determined in the future to the extent the Company makes an offering and then to the extent the person elects to participate.

Stockholder Vote
The affirmative vote of the holders of shares possessing a majority of the voting power present in person or represented by proxy and entitled to vote at the meeting is required to adopt the proposed Purchase Plan. The Purchase Plan and all options granted thereunder will terminate and become null and void if the Purchase Plan is not approved by the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
THE PROPOSAL REGARDING THE RICHARDSON ELECTRONICS, LTD.
EMPLOYEES' 1999 STOCK PURCHASE PLAN.

         RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
The Company's independent public accountants for the current year are Ernst & Young LLP who have been the Company's independent accountants since December 1981. A representative of Ernst & Young LLP is expected to be present at the meeting, with the opportunity to make a statement if such representative desires to do so, and such representative is expected to be available to respond to appropriate questions from stockholders.

                          ANNUAL REPORT
The Company's Annual Report to Stockholders for the year ended May 31, 1999 including financial statements accompanies this Proxy Statement. However, no action is proposed to be taken at the meeting with respect to the Annual Report, and it is not to be considered as constituting any part of the proxy soliciting material.

                      STOCKHOLDER PROPOSALS
From time to time stockholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at a meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 2000 stockholders' meeting submitted pursuant to SEC Rule 14a-8 must be received by the Company no later than May 6, 2000. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company. Any stockholder proposal proposed for submission at our 1999 annual meeting outside the process of SEC Rule 14a-8 after July 20, 1999 shall be considered untimely and any proposal submitted for our 2000 annual meeting shall be considered untimely. If such a proposal is submitted after that date the proxy holder or holders may exercise their discretionary authority, as conferred in the proxy, in voting on such proposal at such meeting.

                          OTHER MATTERS
The management knows of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

A COPY OF THE COMPANY'S 1999 10-K REPORT IS AVAILABLE WITHOUT
CHARGE TO STOCK-HOLDERS UPON WRITTEN REQUEST TO INVESTOR
RELATIONS DEPARTMENT, RICHARDSON ELECTRONICS, LTD., 40W267
KESLINGER ROAD, P.O. BOX 393, LAFOX, IL 60147-0393.




                         By order of the Board of Directors



                         EDWARD J. RICHARDSON
                         Chairman of the Board and Chief
Executive Officer
September 3, 1999















                                                  EXHIBIT A
                   RICHARDSON ELECTRONICS, LTD.
                EMPLOYEES 1999 STOCK PURCHASE PLAN

     Richardson Electronics, Ltd. (the "Company") hereby establishes the Richardson Electronics, Ltd. Employees 1999 Stock
Purchase Plan (the "Plan"), an employee stock purchase plan as defined in Section 423(b) of the Internal Revenue Code of 1954.

                            Article I
                             Purpose
     The purpose of the Plan is to provide Employees with an opportunity to acquire a proprietary interest in the Company through the exercise of options to purchase shares of the Common stock of the Company. It is the judgment of the Board that the acquisition of a proprietary interest in the Company by its Employees will increase their personal interest in its growth and progress and encourage them to remain in the Company's employ, thereby promoting the interests of the Company and all its stockholders. The Company intends that the Plan shall qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code.

                            Article II
                           Definitions
     The following words and terms, as used in the Plan, shall have the respective meanings hereinafter set forth unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural, and the masculine gender shall be deemed to include the feminine gender.
     2.1  Board.  The Board of Directors of the Company.
     2.2 Code. The Internal Revenue Code of 1954, as now in effect or as hereafter amended.
     2.3 Committee. The Stock Option Committee or such other committee appointed by the Board in accordance with the provisions of Article IV to administer the Plan.
     2.4 Common Stock. The common stock, $.05 per share par value, of the Company.
     2.5 Company. Richardson Electronics, Ltd., a corporation organized and existing under the laws of the State of Delaware, and any successor to it.
     2.6 Employee. Any individual employed by and receiving compensation from the Company or a Related Company.
     2.7 Exercise Date. The last business day prior to the expiration of the term of an Option, or, if an Option expires on a pay day, the day of expiration of the term of such Option.
     2.8 Grant Date. The date on which the Company makes an Offering under the Plan.
     2.9 Offering. A grant of Options under the Plan to all Participants.
     2.10 Option. An option to purchase shares of the Common Stock granted by the Company pursuant to an Offering under the Plan .
     2.11 Option Price. The purchase price of the Common Stock subject to an Option, as set forth in Article XII.
     2.12 Optionee. A Participant who elects to participate in an Offering under the Plan in accordance with the provisions of
Article VII.
     2.13 Participant. An Employee who satisfies the eligibility requirements set forth in Article V.
     2.14 Plan. The Richardson Electronics, Ltd. Employees 1999 Stock Purchase Plan, as set forth herein, as may be amended from time to time hereafter.
     2.15 Related Company. As of any Grant Date, the term "Related Company" shall include all "parents" and "subsidiaries" (as hereinafter defined) of the Company. A "parent" shall be any corporation that owns stock possessing at least 50% of the total combined voting power of all stock of the Company or of another parent. A "subsidiary" shall be any corporation if stock possessing at least 50% of the total combined voting power of all stock of such corporation is owned by the Company or by another subsidiary.

                           Article III
                      Shares Subject to Plan
     3.1 The total number of shares of the Common Stock which are available for purchase upon the exercise of Options under the Plan shall be One Hundred Fifty Thousand (150,000) shares, subject to appropriate adjustment as provided in Article XIX
     3.2 The shares of the Common Stock issued to an Optionee upon the exercise of an Option shall be made available, in the discretion of the Board, either from the authorized but unissued Common Stock or from any Common Stock reacquired by the Company, including Common Stock purchased in the open market by the Company.
     3.3 If an Offering shall terminate and all shares of the Common Stock available for purchase thereunder are not purchased by the Optionees, the unpurchased shares of the Common Stock subject to the Offering shall become available for the granting of Options in other Offerings.
     3.4 Anything to the contrary notwithstanding, if at any time during the term of the Plan the available shares of the Common Stock in connection with any Offering are oversubscribed for by the Optionees, the Committee may, in its sole discretion, either:
     (a) increase the number of shares of the Common Stock in the Offering, provided that the Committee shall not have the authority to increase the total number of shares of the Common Stock which are available for purchase under the Plan, as set forth in Section 3.1 above, or the maximum number of shares of Common Stock which an Optionee may purchase in the Offering, as set forth in Sections 10.1 and 10.2 below; or
     (b) make a pro rata allocation of the available shares of the Common Stock allocated to such Offering in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable.
     3.5 In the event that the Committee elects to make a pro rata allocation (as described in Section 3.4(b)above), the payroll deductions elected by the Optionees shall be appropriately reduced to properly effectuate such allocation and the Committee shall give written notice of such reduction to each Optionee.

                            Article IV
                          Administration
     4.1 The authority to control and manage the operations and administration of the Plan shall be vested exclusively in the Committee.
     4.2 The Committee shall be appointed by the Board and shall consist of not fewer than two (2) members of the Board. All members of the Committee shall be persons who are "Non-Employee Directors" as that term is defined by Rule 16b-3 of the Securities and Exchange Commission as in effect and interpreted from time to time. In the event of any vacancy in the membership of the Committee, a successor member shall be appointed by the Board to fill such vacancy as promptly as practical.
     4.3 The Committee shall fix the Grant Dates and shall give written notice to the Participants of each Offering, specifying the number of shares of the Common Stock available for purchase in such Offering.
     4.4 The Committee shall be authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the purpose of the Plan as it deems appropriate in its sole discretion. Any such interpretations shall be final and binding unless otherwise determined by the Board.
     4.5 No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan.
     4.6 The Committee may in its discretion from time to time determine the method and timing of fixing the applicable exchange rates for Optionees whose compensation is not paid in United States currency.

                            Article V
                           Eligibility
     5.1 Each Employee who is employed by the Company or a Related Company who the Committee has designated as a Related Company whose employees may participate shall be eligible to participate in, and be granted an Option under, the Plan. For purposes of this Plan, an Employee shall not include any individual whose customary employment with the Company or a Related Company is for twenty (20) hours or less per week or is for not more than five (5) months in any calendar year.
     5.2 Anything to the contrary notwithstanding, no Employee may participate in, and be granted an Option under, the Plan if, immediately after the Option is granted, such Employee would own stock possessing 5% or more of the total voting power of all classes of stock of the Company or of any Related Company. For purposes of determining the ownership of the Common Stock by an Employee, the stock attribution rules of Section 425(d) of the Code shall apply and the maximum number of shares of the Common Stock which the Employee could purchase under such Option pursuant to Section 10.1, and the maximum number of shares of stock which the Employee could purchase under all other outstanding options (whether or not issued under this Plan) granted by the Company or by any Related Company, shall be treated as then owned by such Employee.

                            Article VI
                      Common Stock Offerings
     6.1 The Committee shall, from time to time, fix a Grant Date on which the Company shall grant Options to purchase such aggregate number of shares of the Common Stock as the Company, in its sole discretion, shall determine. The Committee shall, at least thirty (30) days prior to any Grant Date fixed by it, give written notice of the Offering to all Participants.
     6.2 No Grant Date shall precede or coincide with the Expiration Date of a previously granted Option.

                           Article VII
                      Participation in Plan
     7.1 Participants may become Optionees by completing and delivering to the Personnel Department of the Company such election and other forms as may be required by the Committee, including a payroll deduction form, no later than ten (10) days prior to a Grant Date or such earlier date as the Committee may require in its written notice of the Offering. Such payroll deduction form shall become effective as of the Grant Date. An Optionee may not have more than one payroll deduction form in effect simultaneously.
     7.2 Payroll deductions for an Optionee shall commence on the first pay day on or after the Grant Date and shall end on the last pay day prior to the expiration of the Option (as set forth in Article XI below) or, if the Option expires on a pay day, on that day, unless sooner terminated by the Optionee as provided in
Article XV below.

                           Article VIII
                        Payroll Deductions
     8.1 Each payroll deduction form delivered by an Optionee shall (a) state the percentage of the Optionee's base compensation which shall be deducted from his regular paycheck on each pay day during the term of the Option, (b) authorize the purchase of shares of the Common Stock for the Optionee on the Exercise Date and (c) specify the exact name (or names, subject to Section 16.3 below) in which the shares of the Common Stock purchased for the Optionee are to be issued by the Company.
     8.2 An Optionee may authorize payroll deductions in any full percentage of his base compensation (before withholding and any other deductions), up to but not more than ten percent (10%), in effect on the Grant Date; provided, however, that for purposes of determining base compensation hereunder, an Optionee's annual base compensation in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be excluded. Notwithstanding the preceding, if amounts withheld are in excess of the amount necessary to acquire the maximum number of shares of Common Stock set forth in Section
10.1 or 10.2, no further amounts shall be withheld, and any excess shall be refunded to such Optionee.
     8.3 An Optionee shall not be entitled to increase or decrease the amount of his payroll deduction during the term of an Option.
     8.4 Whenever an adjustment in an Optionee's base compensation occurs during the term of an Option, the amount of such Optionee's payroll deduction shall be automatically adjusted to reflect such change, unless the Optionee indicates otherwise. Notwithstanding the preceding sentence, if increases in an Optionee's base compensation during the term of an Option would result in amounts being withheld in excess of the amount necessary to acquire the maximum number of shares of Common Stock set forth in Section 10.1 or 10.2, no further amounts shall be withheld, and any excess shall be refunded to such Optionee.
     8.5 All payroll deductions made on behalf of an Optionee shall be credited to his separate account maintained under the Plan, as set forth in Article XVIII below.
     8.6 An Optionee may discontinue his participation in an Offering as provided in Article XV below, but no other change can be made by the Optionee during the term of an Option.

                            Article IX
                      Conditions to Options
     All Options granted in an Offering under this Plan shall be evidenced by agreements in such form as the Committee shall from time to time recommend and the Board shall approve; provided, however, that all Optionees shall have the same rights and privileges (except in connection with the number of shares of the Common Stock which may be purchased by an Optionee on the basis of his annual base compensation).

                            Article X
                       Granting of Options
     10.1 As of each Grant Date, the Optionees shall be granted Options for as many full shares of the Common Stock as they shall be able to purchase with the amount of payroll deductions previously authorized by them and credited to their respective separate accounts during the term of the Option; provided, however, that the maximum number of full shares of Common Stock which may be purchased by an Optionee under the Option granted on any Grant Date shall not exceed the amount which could be purchased by the amount of payroll deductions authorized by such Optionee if his base compensation during the period of the Option were equal to 150% of the amount of his base compensation on such Grant Date. The Committee may set a different uniform percentage of base compensation for any Offering by written notice included in the notice specified in Section 6.1, but may not thereafter alter such percentage for such Offering.
     10.2 Anything to the contrary notwithstanding, no Optionee shall be granted an Option which would permit his right to purchase shares of the Common Stock or any other class of stock under the Plan or any other employee stock purchase plan (as defined in Section 423(b) of the Code) maintained by the Company or by a Related Company to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined on the Grant Date) for each calendar year in which such Option is outstanding. For purposes of this
Section 10.2, (a) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (b) the right to purchase stock under an option accrues at the rate provided in the option but in no case may such rate exceed Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined on the Grant Date) for any one calendar year, and (c) a right to purchase Common Stock which has accrued under an Option granted pursuant to the Plan may not be carried over to any other Option.

                            Article XI
                         Term of Options
     The term of each Option shall expire on the last business day of the eleventh calendar month commencing after the calendar month which includes the Grant Date.

                            Article XII
                           Option Price
     The Option Price shall be equal to the lesser of:
    (i) an amount equal to eighty-five percent (85%) of the Fair Market Value (as that term is defined below) of the Common Stock at the time such Option is granted; or
    (ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the Common Stock at the time of the exercise of the Option.

For purposes of this Article XII, the term "Fair Market Value" of the Common Stock shall be defined as an amount equal to either
(a) the mean of the closing bid and asked quotations in the over-the-counter market on such date (rounded up to the nearest cent), as reported by the National Association of Securities Dealers Automated Quotation System, or (b) in the event the Common Stock is listed on any exchange, the last sale price on such exchange on such date or, if there are no sales on such date, the mean of the bid and asked prices (founded up to the nearest cent) for the Common Stock on such exchange at the close of business on such date.

                           Article XIII
                       Exercise of Options
     Unless an Optionee gives written notice of termination to the Company as provided in Article XV below, Options shall be exercised automatically for him on the Exercise Date for the purchase of the number of full shares of the Common Stock which the balance of the payroll deductions credited to such Optionee's separate account during the term of the Option shall purchase at the Option Price.

                           Article XIV
                     Delivery of Certificates
     The Company shall deliver to an Optionee certificates representing the shares of the Common Stock purchased by him upon the exercise of an Option as soon as practical after the end of an Offering. At the expiration of the term of an Option the Company shall make a cash payment equal to the balance of any payroll deductions previously credited to such Optionee's separate account during the term of the Option which have not been used for the purchase of shares of the Common Stock.

                            Article XV
                       Termination of Options
     An Optionee may terminate an Option by giving written notice of termination to the Committee prior to the Exercise Date, in such manner as the Committee may require. Such written notice shall terminate the Optionee's participation in an Offering and his payroll deductions shall terminate effective as of the end of the next pay period in the fiscal quarter of the Company in which the written notice of termination is received by the Committee. After the termination of an Option the Company shall make a cash payment equal to the balance of any amount held in the Optionee's separate account. An Optionee's termination of employment with the Company or a Related Company for any reason (including death or disability) while an Offering is outstanding shall be deemed the equivalent of the written notice of termination described above and shall be effective as of the date of the Optionee's termination of employment.

                           Article XVI
                      Rights as Stockholder
     16.1 An Optionee shall not have any interest in shares of the Common Stock subject to an Option until such Option is exercised by him.
     16.2 An Optionee who has exercised an Option shall not be entitled to any of the rights or privileges of a stockholder of the Company, including but not limited to the right to vote the shares and the right to receive any dividends which may be declared by the Company with respect to the shares, until such time as stock certificates representing the shares are issued to him.
     16.3 Certificates for shares of the Common Stock shall be issued to an Optionee as soon as practical after the end of the Offering and, when issued, shall be registered in the name of the Optionee or, if the Optionee so directs in his payroll deduction form, in the names of the Optionee and such other person as may be designated by the Optionee, as joint tenants with right of survivorship, to the extent permitted by applicable law.



                           Article XVII
                  Non-Transferability of Options
     An Optionee's rights with regard to the exercise of an Option are exercisable only by him during his lifetime and such rights may not be assigned, transferred, pledged or otherwise disposed of in any way by the Optionee other than by his last will and testament or by the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition by the Optionee shall be without effect, except that the Company may treat such act as an election to terminate an Option in accordance with Article XV above.

                          Article XVIII
                      Accounts of Optionees
     Payroll deductions received or held by the Company under this Plan shall not be used by the Company for any corporate purpose and the Company shall segregate such payroll deductions in separate accounts. On the Exercise Date, payroll deductions shall be withdrawn in accordance with Article XIII above. No interest shall be paid to an Optionee in connection with any payroll deductions held in such separate accounts by the Company.

                           Article XIX
                          Anti-Dilution
     In the event that the number of outstanding shares of the Common Stock shall be changed by reason of split-ups or combinations of shares or recapitalizations or by reason of stock dividends, the number of shares of the Common Stock subject to the Plan not yet granted as Options, the number of shares of the Common Stock then subject to Options granted under an Offering and the Option Price payable upon the exercise of an Option by an Optionee shall be appropriately adjusted, as determined by the Board, so as to give proper effect to such changes. Anything to the contrary notwithstanding, no adjustment shall be made hereunder which would result in a modification of the Options in a manner which would disqualify the Plan as an "employee stock purchase plan" under the provisions of Section 423(b) of the Code or which would cause the Options to be considered new options under Section 425(b) of the Code.

                            Article XX
                            Amendment
     20.1 The Company shall have the right at any time to amend the Plan by action of its Board without obtaining the approval of the stockholders of the Company. Any amendment to the Plan shall be set forth in writing.
     20.2 Anything to the contrary notwithstanding, the Company shall not amend the Plan without obtaining the approval of the stockholders of the Company if such amendment:
     (a) increases the number of shares of the Common Stock that are reserved for issuance under the Plan;
     (b) alters the classification of Employees eligible to be Participants;
     (c)  increases the Option Price;
     (d)  impairs the rights of any Optionee without his consent;
or
     (e) would cause the Plan to fail to qualify as an "employee stock purchase plan" as defined in Section 423(b) of the Code.

                           Article XXI
                           Termination
     21.1 The Company shall have the right at any time to terminate the Plan by action of its Board without obtaining the approval of the stockholders of the Company.
     21.2 Upon the termination of the Plan, shares of the Common Stock purchased by Optionees shall be issued to them as if it were the end of an Offering. Any termination of the Plan shall be effected so that the then existing rights of all Optionees shall not be adversely affected.

                           Article XXII
                       Application of Funds

     Any proceeds received by the Company from the sale of shares of Common Stock may be used for any corporate purpose.

                          Article XXIII
                              Notice
     Any notice to the Company required under this Plan shall be in writing and shall either be delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, to the Company at its offices at 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393, Attention: Stock Option Committee.

                           Article XXIV
                          Effective Date
     The Plan is effective April 13, 1999. The Plan shall be submitted to the stockholders for approval not later than April 12, 2000. If the Plan has not been approved, it shall terminate on such date in accordance with Article XXI, and all Options outstanding on such date shall be exercised as provided in Section 21.2.